Exhibit 10.35

AMENDMENT NO. 1 TO LOAN DOCUMENTS

Rocky Brands, Inc., an Ohio corporation (“Parent”), Lehigh Outfitters, LLC, a Delaware limited liability company (“Lehigh”), Lifestyle Footwear, Inc., a Delaware corporation (“Lifestyle”), Rocky Brands US, LLC, a Delaware limited liability company formerly known as Rocky Brands Wholesale LLC and successor by merger to Creative Recreation, LLC and Creative Recreation Retail, LLC (“Rocky US”), Rocky Brands International, LLC, an Ohio limited liability company and successor by merger to Creative Recreation International, LLC (“Rocky International”), and Rocky Brands Canada, Inc., a corporation formed under the laws of the Province of Nova Scotia and a continuation of a corporation formed under the laws of the Province of Ontario (“Rocky Canada”) (Parent, Lehigh, Lifestyle, Rocky US, Rocky International, and Rocky Canada, collectively, the “Borrowers” and individually a “Borrower”), the Lenders listed on the signatures pages hereto, including U.S. Bank National Association (collectively, the “Lenders” and individually a “Lender”) and PNC Bank, National Association, as a Lender and as Agent for the Lenders (“PNC”) (PNC, in such capacity, the “Agent”), agree as follows effective as of January 22, 2016 (the “Effective Date”):

1.           Recitals.

1.1	As of December 19, 2014, Borrowers, Lenders, and Agent, entered into an Amended and Restated Revolving Credit, Term Loan, Guaranty, and Security Agreement (as amended, extended, modified, or restated, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Loan Agreement as amended. The Loan Agreement, the Other Documents, and all related loan and/or security documents are referred to herein as the “Loan Documents”.

1.2	Borrowers have requested the Agent and Lenders consent to a name change by Rocky US and agree to amend the Loan Agreement to extend the Borrowing Period. Agent and Lenders have agreed to do so on the terms and subject to the conditions set forth herein.

2.           Amendment.

2.1	The fourth, fifth and sixth sentences of Section 2.4 of the Loan Agreement are hereby amended and restated as follows:

“Advances consisting of Equipment Loans shall be accumulated from the Restatement Date through December 31, 2016 (the “Borrowing Period”). At the end of the Borrowing Period, no additional Equipment Loans shall be made and the sum of all Equipment Loans made during the Borrowing Period shall amortize on the basis of a sixty (60) month schedule. The Equipment Loans shall be, with respect to principal, payable in equal monthly installments based upon the amortization schedule set forth above, commencing on January 1, 2017 and on the first (1st) day of each month thereafter with the balance payable upon the expiration of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement.”

3.           Consent and Amendment of Schedules. Borrowers have undertaken a corporate reorganization effective as of January 1, 2016 pursuant to which (a) Rocky Brands Wholesale LLC changed its name to Rocky Brands US, LLC, (b) Creative Recreation, LLC and Creative Recreation Retail, LLC merged into Rocky US, and (c) Creative Recreation International, LLC merged into Rocky International. Notwithstanding the requirements of Section 7.15(b) of the Loan Agreement, Agent and Lenders hereby consent to such name change, and the schedules to the Loan Agreement shall be amended to reflect such changes. This consent shall not affect any other Default or Event of Default of the same or different nature arising at any time. This consent will not constitute a modification or an alteration of the terms, conditions or covenants of the Loan Agreement or the Other Documents, except as expressly described above. This consent will not relieve or release any Borrower or Guarantor in any way from its respective duties, obligations, covenants or agreements under the Loan Agreement or the Other Documents or from the consequences of any Default or Event of Default thereunder, except as expressly described above. This consent will not obligate Agent or Lenders, or be construed to require Agent or Lenders, to consent to any other departure from the requirements of the Loan Agreement. No course of dealing is established hereby.

4.           Representations, Warranties and Covenants. To induce Agent and Lenders to enter into this Amendment No. 1 to Loan Documents (this “Amendment”), each Borrower represents, warrants, and covenants, as applicable, as follows:

4.1	Representations and Warranties. The representations and warranties of Borrowers contained in the Loan Documents are deemed to have been made again on and as of the Effective Date, except to the extent that such representations and warranties were expressly limited to an earlier date.

4.2	No Defaults. After giving effect to this Amendment, no Event of Default or Default exists on the Effective Date.

4.3	No Claims. Each Borrower represents and warrants that, to its knowledge, it has no claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, existing as of the Effective Date, other than any reconciliations or manifest error in calculation (collectively, “Claims”) against Agent or Lenders, their direct or indirect parent corporations or any direct or indirect Affiliates of such parent corporations, or the administrators, successors or assigns of any of them (collectively, “Lender Parties”) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to Agent and Lenders to enter into this Amendment, each Borrower on behalf of itself, and all of its respective successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown in existence as of the Effective Date, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Loan Documents or any documents executed in connection with the Loan Documents or which was related to or connected in any manner, directly or indirectly to the extension of credit represented by the Loan Documents.

4.4	Authorization. This Amendment and the related documents have been duly authorized by each Borrower. Each Borrower has the full right, power and authority to enter into this Amendment and perform its respective obligations hereunder.

4.5	No Misrepresentations. No information or material submitted to Agent in connection with this Amendment contains any material misstatement or misrepresentation nor omits to state any material fact or circumstance necessary to make the statements herein or therein not misleading.

4.6	No Conflicts. The execution and delivery of this Amendment and all deliveries required hereunder, and the performance by each Borrower of its obligations hereunder do not and will not conflict with any provision of law or the organizational documents of Borrowers or of any other material agreement binding upon Borrowers.

4.7	Enforceability. This Amendment and each of the related documents is a legal and valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

4.8	Ratification. Except as expressly modified herein, the Loan Agreement, as amended, is and remain in full force and effect. The Loan Documents are hereby ratified and confirmed as the continuing obligation of Borrowers.

5.           Conditions Precedent. The closing of this Amendment is subject to the following conditions precedent:

5.1	Fees and Expenses. Borrowers will pay to Agent all reasonable and documented attorneys’ fees and expenses of Agent incurred in connection with this Amendment, provided, however, that such attorneys’ fees shall not exceed the aggregate sum of $2,500.00.

5.2	Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Amendment and the related documentation shall be satisfactory in form and substance to Agent and its counsel.

5.3	The representations and warranties of Borrowers in Section 4 herein will be true.

6.           General.

6.1	This Amendment is an “Other Document” as defined in the Loan Agreement.

6.2	Except as expressly provided herein, nothing contained herein will be construed as waiving any Default or Event of Default under the Loan Documents or will affect or impair any right, power or remedy of Agent or Lenders under or with respect to the Loan Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Advances.

6.3	All representations and warranties made by Borrowers herein will survive the execution and delivery of this Amendment.

6.4	This Amendment will be binding upon and inure to the benefit of Borrowers, Agent, and Lenders and their respective successors and assigns.

6.5	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

6.6	This Amendment and the documents and instruments to be executed hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be amended, modified or terminated except by a writing signed by the party to be charged therewith.

6.7	Each Borrower agrees to execute such other instruments and documents and provide Agent with such further assurances as Agent may reasonably request to more fully carry out the intent of this Amendment.

6.8	This Amendment may be executed in a number of identical counterparts. If so, each such counterpart shall collectively constitute one agreement. Any signature delivered by a party by facsimile transmission or other electronic means shall be deemed to be an original signature hereto.

6.9	No provision of this Amendment is intended or shall be construed to be for the benefit of any third party.

6.10         EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH.

Signature Page Follows

Signature Page to Amendment No. 1 to Loan Documents

Executed as of the Effective Date

Rocky Brands, Inc.,
Lehigh Outfitters, LLC,
Lifestyle Footwear, Inc.,
Rocky Brands US, LLC,
Rocky Brands International, LLC,
Rocky Brands Canada, Inc.,
as Borrowers

By:	/s/ James E. McDonald
James E. McDonald
Executive Vice President and
Chief Financial Officer of each Borrower

Signature Page to Amendment No. 1 to Loan Documents

PNC Bank, National Association,
as Agent and a Lender

By:	/s/ Christopher Tully
Christopher Tully
Vice President

Signature Page to Amendment No. 1 to Loan Documents

U.S. Bank National Association,
as a Lender

By:	/s/ Gary Yakel
Gary Yakel
Vice President